Exhibit 99.1

MOUNTAIN LAKE ACQUISITION CORP. ANNOUNCES POSTPONEMENT OF SHAREHOLDER MEETING TO
10:00 AM EASTERN TIME JUNE 16, 2026

Nevada, June 10, 2026 (GLOBE NEWSWIRE) – Mountain Lake Acquisition Corp. (the “Company”) (Nasdaq: “MLAC”) announced today that its upcoming extraordinary general meeting of shareholders (the “Special Meeting”) which was initially scheduled for June 12, 2026, is being postponed to June 16, 2026. At the Special Meeting, shareholders will be asked to vote on proposals to approve, among other things, its extension of the date by which the Company must consummate an initial business combination from June 16, 2026 to September 16, 2026 (the “Articles Extension”). There is no change to the location, the record date, the redemption deadline for the Special Meeting, the purpose or any of the proposals to be acted upon at the Special Meeting.

As a result of this change, the Special Meeting will now be held at 10:00 a.m., Eastern time, on Tuesday, June 16, 2026, at the office of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, New York, New York 10105.

On June 4, 2026, the Company’s shareholders approved, among other things, its proposed business combination with Avalanche Treasury Corporation. The Company has decided to postpone the Special Meeting to provide the Company with additional time to complete its business combination, which it expects to be completed promptly following the satisfaction or waiver of all conditions to the consummation of its business combination.

About Mountain Lake Acquisition Corp.

Mountain Lake Acquisition Corp. is a blank check company incorporated in the Cayman Islands with the purpose of acquiring one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements include, but are not limited statements regarding expectations related to the terms, approvals and timing of the proposed Business Combination. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Reports on Form 10-K under the heading “Risk Factors” and other documents that the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the proposals to be presented to shareholders at the Special Meeting. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Company’s definitive proxy statement filed with the SEC on May 26, 2026 (as may be amended, the “Proxy Statement”), which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Articles Extension. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Articles Extension. Shareholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Sodali & Co, 430 Park Avenue, 14th Floor, New York, NY 10022, at MLAC. info@investor.sodali.com.

INVESTOR RELATIONS CONTACT

Mountain Lake Acquisition Corp.
Douglas Horlick

doug@mountainlakeacquisition.com

930 Tahoe Blvd STE 802 PMB 45

Incline Village, NV 89451

(775) 204-1489